Exhibit 8.1

Sherman & Howard L.L.C.	ATTORNEYS & COUNSELORS AT LAW
633 SEVENTEENTH STREET, SUITE 3000
DENVER, COLORADO 80202
TELEPHONE: (303) 297-2900
FAX: (303) 298-0940
WWW.SHERMANHOWARD.COM

October 19, 2012

QVC, Inc.

1200 Wilson Drive

West Chester, Pennsylvania 19380

Re:	QVC, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to QVC, Inc., a Delaware corporation (the “Issuer”) and the guarantors listed on Schedule I hereto (together with the Issuer, the “Credit Parties”), in connection with the public offering of $500,000,000 aggregate principal amount of the Issuer’s 5.125% Senior Notes due 2022 (the “Exchange Notes”).  The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuer’s issued and outstanding 5.125% Senior Notes due 2022 (the “Original Notes”) pursuant to (i) the Registration Statement on Form S-4 (the “Registration Statement”) as filed by the Credit Parties on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus (the “Prospectus”) that forms a part of the Registration Statement.

Subject to the assumptions, qualifications and limitations set forth in the discussion in the Prospectus under the caption “Certain U.S. federal income and estate tax consequences,” we confirm that such discussion, insofar as it concerns conclusions of law, constitutes our opinion as to the material U.S. federal income tax consequences relating to the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sherman & Howard L.L.C.
SHERMAN & HOWARD L.L.C.

Schedule I

List of Guarantors

Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Organization
Affiliate Investment, Inc.	Delaware
Affiliate Relations Holdings, Inc.	Delaware
AMI 2, Inc.	Delaware
ER Marks, Inc.	Delaware
QVC International LLC	Delaware
QVC Rocky Mount, Inc.	North Carolina
QVC San Antonio, LLC	Texas